EXHIBIT 23



                              KPMG Peat Marwick LLP
                                   Suite 1900
                              1021 East Cary Street
                            Richmond, Virginia 23219





                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Jefferson Bankshares, Inc.:

We consent to incorporation by reference in Registration Statement No. 33-56025 on Form S-3, Registration Statement No. 33-56121 on Form S-8, Registration Statement No. 33-60799 on Form S-8, and Registration Statement No. 33-57461 on Form S-8 of Jefferson Bankshares, Inc. of our report dated January 21, 1997 relating to the consolidated balance sheets of Jefferson Bankshares, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report is incorporated by reference in the December 31, 1996 annual report on Form 10-K of Jefferson Bankshares, Inc.



                          KPMG Peat Marwick LLP



Richmond, Virginia
March 24, 1997